As filed with the Securities and Exchange Commission on March 14, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KALOBIOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0557236 (IRS Employer Identification No.)

260 East Grand Avenue
South San Francisco, California 94080

 (Address of Principal Executive Offices) (Zip Code)

KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan

KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan

(Full title of the plan)

Herb C. Cross

Chief Financial Officer

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue, South San Francisco, California 94080

 (Name and address of agent for service)

(650) 243-3100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	951,544 shares (2)	$3.16	(3)	$3,006,879.04	$387.29
Common Stock, $0.001 par value	168,469 shares (4)	$2.69	(5)	$453,181.61	$58.37
Total:	1,120,013 shares	—		$3,460,060.65	$445.66

(1)         Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) or the KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.

(2)         Represents shares of Common Stock added to the 2012 Plan pursuant to the evergreen increase provision of the 2012 Plan.

(3)         Estimated in accordance with Rule 457(h) promulgated under the 1933 Act solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 13, 2014.

(4)         Represents 168,469 shares of Common Stock to be issued under the ESPP.

(5)         Estimated in accordance with Rule 457(h) promulgated under the 1933 Act solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the average of the high and low price per share of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 13, 2014. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of the shares of the Registrant’s Common Stock will be 85% of the lower of the fair market value of the Registrant’s Common Stock on the first trading day of the offering period or on the last day of the offering period.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

KaloBios Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 13, 2014, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement No. 001-35798  on Form 8-A filed with the SEC on January 30, 2013, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth therein. The Registrant’s Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by applicable law.

The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of its directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, the Registrant may purchase and maintain additional insurance on its behalf and on behalf of a person who is or was a director, officer, employee or agent of the Registrant, or was serving at the Registrant’s request as a director, officer, employee or agent of another entity, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1/A	333-184299	3.2	January 15, 2013

3.2	Amended and Restated Bylaws of the Registrant	S-1/A	333-184299	3.4	January 15, 2013

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Specimen Common Stock Certificate	S-1/A	333-184299	4.1	January 15, 2013

4.3	Amended and Restated Investors’ Rights Agreement, dated May 2, 2012, by and among the Registrant and the other parties thereto	10-12G	000-54735	4.7	September 12, 2012

4.4	Warrant to Purchase Shares of Series B-2 Preferred Stock, dated October 31, 2005	S-1	333-184299	4.3	October 5, 2012

4.5	Warrant to Purchase Stock, dated September 5, 2012	8-K	000-54735	10.2	September 7, 2012

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1					X

24.1	Power of Attorney (included in the signature page to this Registration Statement)					X

99.1	KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan	10-12G	000-54735	10.7	June 12, 2012

99.2	KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan	S-1	333-184299	10.9	October 5, 2012

Item 9.         Undertakings

A.                                    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this 14th day of March, 2014.

KALOBIOS PHARMACEUTICALS, INC.

By:	/s/ Herb C. Cross
Herb C. Cross
Chief Financial Officer

That the undersigned officers and directors of KaloBios Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint David W. Pritchard and Herb C. Cross, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 Act, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Pritchard	Chief Executive Officer and Director
David W. Pritchard	(Principal Executive Officer)	March 14, 2014

/s/ Herb C. Cross	Chief Financial Officer
Herb C. Cross	(Principal Financial and Accounting Officer)	March 14, 2014

/s/ Laurie Smaldone Alsup	Director	March 14, 2014
Laurie Smaldone Alsup, M.D.

/s/ Denise M. Gilbert	Director	March 14, 2014
Denise M. Gilbert, Ph.D.

Signature	Title	Date

/s/ James I. Healy	Director	March 14, 2014
James I. Healy, M.D., Ph.D.

/s/ V. Bryan Lawlis	Director	March 14, 2014
V. Bryan Lawlis, Ph.D.

/s/ Ted W. Love	Director	March 14, 2014
Ted W. Love, M.D.

/s/ Gary A. Lyons	Director	March 14, 2014
Gary A. Lyons

/s/ Raymond M. Withy	Director	March 14, 2014
Raymond M. Withy, Ph.D.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1/A	333-184299	3.2	January 15, 2013

3.2	Amended and Restated Bylaws of the Registrant	S-1/A	333-184299	3.4	January 15, 2013

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Specimen Common Stock Certificate	S-1/A	333-184299	4.1	January 15, 2013

4.3	Amended and Restated Investors’ Rights Agreement, dated May 2, 2012, by and among the Registrant and the other parties thereto	10-12G	000-54735	4.7	September 12, 2012

4.4	Warrant to Purchase Shares of Series B-2 Preferred Stock, dated October 31, 2005	S-1	333-184299	4.3	October 5, 2012

4.5	Warrant to Purchase Stock, dated September 5, 2012	8-K	000-54735	10.2	September 7, 2012

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1					X

24.1	Power of Attorney (included in the signature page to this Registration Statement)					X

99.1	KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan	10-12G	000-54735	10.7	June 12, 2012

99.2	KaloBios Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan	S-1	333-184299	10.9	October 5, 2012